EXHIBIT 23.1



           CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
           --------------------------------------------------------



      We hereby consent to the incorporation by reference in Prospectus Supplement of CWHEQ Home Equity Loan Trust, Series 2007-S3, comprising part of the Registration Statement (No. 333-132375) of CWHEQ, Inc., on Form S-3 of our report dated March 1, 2007 relating to the consolidated financial statements of MBIA Insurance Corporation, which is included in
      Exhibit 99.1 in MBIA Inc.'s Annual Report on Form 10-K for the year ended December 31, 2006. We also consent to the reference to us under the heading "Experts" in such Prospectus Supplement.


/s/ Pricewaterhouse Coopers LLP
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PricewaterhouseCoopers LLP
New York, New York
March 29, 2007